                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                      Hayes Lemmerz International, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                    [HAYES LEMMERZ INTERNATIONAL, INC. LOGO]
                                                                    May 12, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Hayes Lemmerz International, Inc., to be held at The Crowne Plaza, Detroit Metro Airport, 8000 Merriman Road, Romulus, Michigan 48174 on June 17, 1999, at 10:00 a.m. The doors will open at 9:00 a.m.

     At the Annual Meeting you will be asked to: (i) elect four (4) Class 3 Directors to serve until the 2002 Annual Meeting of Stockholders; and (ii) ratify the appointment of KPMG LLP as the company's independent auditors for the fiscal year ending January 31, 2000. Each of these items is discussed in full in the attached proxy statement and you are urged to read the attached proxy statement in its entirety.

     Your Board of Directors has considered each of these items and recommends that you vote FOR the election of the Board of Directors' nominees as Class 3 Directors and FOR the ratification of the appointment of KPMG LLP as the company's independent auditors for the fiscal year ending January 31, 2000.

     It is important that your shares be voted, regardless of whether you are able to attend the Annual Meeting. To be sure that your shares are represented, please sign and mail the enclosed proxy card promptly. This will not prevent you from voting your shares in person if you choose to do so.

     I look forward to meeting with you this year.

                                          Very truly yours,
                                          Ranko Cucuz

                                          Ranko Cucuz
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                    [HAYES LEMMERZ INTERNATIONAL, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  DATE:  THURSDAY, JUNE 17, 1999
                                  TIME:  10:00 AM EASTERN STANDARD TIME
                              LOCATION:  The Crowne Plaza
                                         Detroit Metro Airport
                                         8000 Merriman Road
                                         Romulus, Michigan 48174 USA

To Hayes Lemmerz Stockholders:

     We invite you to attend our 1999 Annual Meeting of Stockholders next month at The Crowne Plaza. At the Annual Meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the Annual Meeting:

     1.Elect four Class 3 Directors to three-year terms on the Board of Directors. The board has nominated for re-election Cleveland A. Christophe, Paul S. Levy, Wienand Meilicke and John S. Rodewig, all current directors.

     2.Ratify the board's appointment of KPMG LLP as the company's independent auditors for fiscal year 1999. KPMG LLP served in this same capacity in fiscal year 1998, with the stockholders' approval.

     You may vote on these proposals in person or by proxy. (See the attached proxy statement for more details on voting by proxy.) If you cannot attend the Annual Meeting, we urge you to complete and return the enclosed proxy promptly in the enclosed self-addressed, stamped envelope, so that your shares will be represented and voted at the Annual Meeting in accordance with your instructions. Of course, if you attend the Annual Meeting, you may withdraw your proxy and vote your shares. Only stockholders of record at the close of business on May 10, 1999 will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By order of the Board of Directors
                                          Daniel M. Sandberg

                                          Daniel M. Sandberg
                                          Secretary

Romulus, Michigan
May 12, 1999

                                    CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
  This Proxy Solicitation...................................    1
  The Annual Meeting........................................    1
  Stockholders..............................................    2
VOTING......................................................    2
  How to Vote Your Shares...................................    2
  How to Vote under the 401(k) Plan.........................    3
  Where to Find Voting Results..............................    3
PROPOSALS...................................................    3
  Election of Directors.....................................    3
  Approval of Independent Auditors..........................    4
  Other Matters.............................................    4
BOARD OF DIRECTORS..........................................    4
  Directors Continuing in Office............................    5
  Directors' Meetings and Committees........................    6
  Director Compensation.....................................    7
  Compensation Committee Interlocks and Insider                 7
     Participation..........................................
  Section 16(a) Beneficial Ownership Reporting Compliance...    8
EXECUTIVE COMPENSATION......................................    8
  Salary and Bonus..........................................    8
  Stock Options.............................................    8
  Other Compensation and Benefits...........................    8
  Compensation Committee Report on Executive Compensation...    8
  The Role of the Compensation Committee....................    9
  Overall Objectives of Executive Compensation Programs.....    9
  An Overview of the Company's Executive Compensation           9
     Plan...................................................
  Base Salary Program.......................................    9
  Annual Performance Plan...................................   10
  Long-Term Incentive Plan..................................   10
  Compliance with Internal Revenue Code Section 162(m)......   10
  Compensation of the Chief Executive Officer...............   11
OTHER MATTERS...............................................   12
  Available Information.....................................   12
  Incorporation of Certain Documents by Reference...........   12
Appendix A -- Stock Performance Graph.......................   13
Appendix B -- Stockholdings.................................   15
Appendix C -- Executive Compensation........................   18

                       HAYES LEMMERZ INTERNATIONAL, INC.
                            38481 HURON RIVER DRIVE
                            ROMULUS, MICHIGAN 48174

                                PROXY STATEMENT

                             ---------------------

                                                                    May 12, 1999

                                  INTRODUCTION

     The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the Annual Meeting on your behalf.

THIS PROXY SOLICITATION

     There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

     This proxy statement provides you with a variety of information on the proposals and other matters that you may find useful in determining how to vote. It is divided into five sections following this Introduction:

        - "Voting," page 2.

        - "Proposals," page 3.

        - "Board of Directors," page 4.

        - "Executive Compensation," page 8.

        - "Other Matters," page 12.

     We have supplemented these sections with tables and other information, all of which appears in the appendices, beginning on page 13. For your reference, a table showing the performance of the company's stock from July 2, 1996 (the effective date of the Motor Wheel Transactions, as hereinafter defined) is included in Appendix A.

     The company will pay for soliciting these proxies. The company's directors, officers and employees may solicit proxies in person or by telephone or by mail, telecopy, telegraph or letter. The company has also retained ChaseMellon Shareholder Services, L.L.C. to assist in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $5,000, plus reasonable out-of-pocket expenses. The company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of stock held of record by them.

THE ANNUAL MEETING

     As shown in the Notice of Annual Meeting, the Annual Meeting will be held on Thursday, June 17, 1999, at The Crowne Plaza in Romulus, Michigan. Only holders of record of the Common Stock and the Nonvoting Common Stock at the close of business on May 10, 1999 (the "Record Date") are entitled to notice of the Annual Meeting. Holders of Common Stock are entitled to vote on all matters submitted to a vote of stockholders at the Annual Meeting. Holders of Nonvoting Common Stock are not entitled to vote on the election of the directors or the approval of the independent auditors. The company's By-Laws require that a majority of the company's Common Stock be represented at the Annual Meeting, whether in person or by proxy, in order to transact business. Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the Annual Meeting.

     The election of the Class 3 Directors will require the vote of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Annual Meeting. Under applicable Delaware law, in tabulating the vote for the election of the Class 3 Directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of such vote.

     Approval of the proposal to ratify the appointment of KPMG LLP ("KPMG") as the company's independent auditors for the fiscal year ended January 31, 2000 ("fiscal year 1999") will require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Under applicable Delaware law, in determining whether the proposal to appoint KPMG as the company's independent auditors received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal, except that broker non-votes will not be counted as votes cast with respect to any proposal as to which the broker does not have discretionary authority and has not received voting instructions from the beneficial owners and, in such case, will have no effect on the outcome of that vote.

     Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

     There were no stockholder proposals submitted for the Annual Meeting. If a stockholder wishes to submit a proposal for the 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting"), such proposal must be sent to the company's principal executive offices at 38481 Huron River Drive, Romulus, Michigan 48174 and must be received by the company on or before January 15, 2000. If a stockholder proposes to nominate a person for election to the Board of Directors at the 2000 Annual Meeting, the notice must include the name, age, residence and business address, occupation, and class and number of shares of Common Stock owned beneficially or of record by such nominee. If a stockholder proposes any other matter for consideration at the 2000 Annual Meeting, the notice must contain a brief description of the matter, the reason such matter is proposed to be considered at the 2000 Annual Meeting and any material interest of the stockholder in such matter. In addition, all notices must include the name, address and class and number of shares of Common Stock beneficially owned by such stockholder. Finally, such notice must contain any other information related to a proposed matter or such stockholder that would be required to be disclosed in a proxy statement.

STOCKHOLDERS

     On May 10, 1999, the company had issued and outstanding 27,684,429 shares of Common Stock and 2,649,026 shares of Nonvoting Common Stock and there were approximately 112 stockholders of record. Based on the latest information provided to the company, the following stockholders beneficially own more than 5% of the company's outstanding Common Stock, excluding warrants: Joseph Littlejohn & Levy Fund II, L.P. (31.8%), Marianne Lemmerz (9.9%), TSG Capital Fund II, L.P. (9.3%), CIBC WG Argosy Merchant Fund 2, L.L.C. (8.2%) and Horst Kukwa-Lemmerz (6.0%). Additional information regarding stockholdings is included in Appendix B.

                                     VOTING

     You are entitled to one vote at the Annual Meeting for each share of the company's Common Stock that you owned on the Record Date. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

HOW TO VOTE YOUR SHARES

     You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting, and obtain and submit a ballot, which will be provided at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card.

     The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as "proxies") to vote your shares at the Annual Meeting in accordance with your instructions. The board has appointed Daniel M. Sandberg and Patrick B. Carey, the company's Secretary and Assistant Secretary, respectively, to serve as the proxies for the Annual Meeting.

     Your proxy will be valid only if you sign, date and return it before the Annual Meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares for the election of the nominated directors and the ratification of the company's independent auditors. If any nominee for election to the board is unable to serve, which is not anticipated, or if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with their best judgment.

     You may revoke your proxy at any time before it is exercised by any of the following means:

        - Notifying the company's Secretary in writing.

        - Submitting a later dated proxy.

        - Attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy; you must vote your shares.

HOW TO VOTE UNDER THE 401(K) PLAN

     If you are a company employee participating in the company's 401(k) plan, then you may be receiving this material because of shares held for you in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote those shares. The trustees will vote the shares in accordance with your instructions and the terms of the plan.

     The plan trustees may vote the shares held for you even if you do not direct them how to vote. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they receive instructions.

WHERE TO FIND VOTING RESULTS

     The company will publish the voting results from the Annual Meeting in its Form 10-Q for the second quarter of fiscal year 1999, which it will file with the Securities and Exchange Commission (the "SEC") in September 1999. You will also find the results from the Annual Meeting in the investor information section of the company's home page on the World Wide Web (www.hayes-lemmerz.com).

                                   PROPOSALS

     The board has nominated four current directors -- Cleveland A. Christophe, Paul S. Levy, Wienand Meilicke and John S. Rodewig -- for new, three-year terms and recommends that you vote for their re-election. In addition, the board has approved KPMG as the company's independent auditors for fiscal year 1999 and recommends that you vote for their ratification.

ELECTION OF DIRECTORS

     The first proposal on the agenda for the Annual Meeting will be the election of four directors to serve as Class 3 directors for three-year terms beginning at this Annual Meeting and expiring at the 2002 Annual Meeting of Stockholders. (For a description of the three classes of directors, see the "Board of Directors" section beginning on page 4.) The four nominees receiving the greatest number of votes cast will be elected.

     The Board of Directors has nominated Cleveland A. Christophe, Paul S. Levy, Wienand Meilicke and John S. Rodewig for re-election as Class 3 directors. The following is a brief biography of each nominee. You will find information on their holdings of the company's stock in Appendix B.

     CLEVELAND A. CHRISTOPHE is 53 years old. He has been a director of the company since July 1996. Mr. Christophe has been a Managing Member of TSG Capital Group, L.L.C. since January 1995, and a director and the President of TSG Associates II, Inc. since January 1995. He served as a principal, a director and the Executive Vice President of TSG Ventures Inc. (formerly known as Equico Capital Corporation), a private equity investment firm, from May 1992 until December 1997 and as Executive Vice President and Treasurer of TSG Management Co., L.L.C., a private equity investment firm, from December 1997 until November 1998. He has been a Treasurer, Executive Vice President and director of TSGVI Associates, Inc. since December 1997. He has served as Managing Member of TSG Associates III, L.L.C. since August 1998. Mr. Christophe is also a director of Midwest Stamping, Inc., Urban Brands, Inc. (formerly known as The Ashley Stewart Group, Ltd.), Z-Spanish Media Corporation (formerly known as PAR Radio Holdings, L.L.C.), Vista Media Group, Inc., Urban Children's Stores, Inc., Millennium Digital Media, Inc. and Orbseal L.L.C. He also was a director of Envirotest Systems Corporation until October 1998.

     PAUL S. LEVY is 51 years old. He has been a director of the company since July 1996. Mr. Levy has been a Senior Managing Director of Joseph Littlejohn & Levy ("JLL"), which is the managing general partner of Joseph Littlejohn & Levy Fund II, L.P. ("JLL Fund II"), from its inception in 1988. Mr. Levy has served as Chairman of the Board of Directors and Chief Executive Officer of Lancer Industries Inc. since July 1989. Mr. Levy is also a director of Fairfield Manufacturing Co., Inc, New World Pasta Company, BSL Holdings, Inc. and Jackson Automotive Group, Inc.

     WIENAND MEILICKE is 53 years old. He has been a director of the company since June 1997. Mr. Meilicke is an attorney admitted to practice in Bonn, Germany and has, during at least the last five years, been a partner of Meilicke & Partner, a law firm located in Bonn, Germany. Mr. Meilicke is also a member of the supervisory boards of WABCO Standard GmbH and Breuniger Beteilgungs GmbH.

     JOHN S. RODEWIG is 65 years old. He has been a director of the company since December 1992. He served as President of Eaton Corporation and as its Chief Operating Officer -- Vehicle Components from 1992 until his retirement on January 1, 1996. Mr. Rodewig also serves as Chairman of the Board of Directors of Eaton Limited (United Kingdom) and as a director of FKI plc.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. CHRISTOPHE, LEVY, MEILICKE AND RODEWIG.

APPROVAL OF INDEPENDENT AUDITORS

     The next proposal on the agenda for the Annual Meeting will be the ratification of the board's appointment of KPMG as the company's independent auditors for fiscal year 1999.

     KPMG served in this capacity for the fiscal year ended January 31, 1999 ("fiscal year 1998"), and has reported on the company's 1998 consolidated financial statements. The Audit Committee recommended to the board that KPMG be re-appointed for fiscal year 1999.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1999.

OTHER MATTERS

     Neither the company nor its directors intend to bring before the Annual Meeting any matters other than the election of the four directors and the ratification of the company's independent auditors. Also, they have no present knowledge that any other matters will be presented by others for action at the Annual Meeting.

                               BOARD OF DIRECTORS

     The Board of Directors consists of eleven directors divided into three classes (Class 1, Class 2 and Class 3) serving staggered three-year terms. The company's By-Laws require that the three classes be as nearly equal in number as possible. Class 1 is currently composed of three directors and Classes 2 and 3 are each currently composed of four directors. The Class 3 directors are up for election at the Annual Meeting, and the nominees for election are all currently Class 3 directors.

     In connection with the series of related transactions in July 1996 pursuant to which the company acquired Motor Wheel Corporation (the "Motor Wheel Transactions"), JLL Fund II, TSG Capital Fund II, L.P. ("TSG"), CIBC WG Argosy Merchant Fund 2, L.L.C. ("Argosy"), Nomura Holding America, Inc. ("Nomura") and Chase Equity Associates L.P. ("Chase") (collectively, the "New Investors"), entered into a stockholders agreement with the company (the "Stockholders Agreement"). Thereafter, in connection with the acquisition of Lemmerz Holding GmbH in June 1997 (the "Lemmerz Acquisition"), the company, the New Investors and Marianne Lemmerz, Horst Kukwa-Lemmerz, Inge Kruger-Pressl and Renate Kukwa-Lemmerz (collectively, the "Lemmerz Shareholders") entered into an Amended and Restated Stockholders Agreement (the "Amended Stockholders Agreement"). The Amended Stockholders Agreement provides, among other things, that the Board of Directors shall consist of eleven members and that certain of the New Investors and all of the Lemmerz Shareholders will vote their shares of Common Stock so that the Board of Directors of the company will be comprised of the Chief Executive Officer of the company (currently, Mr. Cucuz), four designees of JLL Fund II (currently, Messrs. Grillo, Levy, Lightcap and Ying), one designee of TSG (currently, Mr. Christophe), two designees of the Lemmerz Shareholders (currently, Mr. Kukwa-Lemmerz and Dr. Meilicke), and three individuals determined by the Board who are not affiliated with the company or any of the parties to the Amended Stockholders Agreement other than one member that may be affiliated with Argosy (currently, Messrs. Heyer, Rodewig and Witt). The Amended Stockholders Agreement also provides, among other things, for certain transfer restrictions and registration rights for the stockholder parties thereto.

     In connection with the acquisition of CMI International, Inc. ("CMI") in February 1999, the company agreed to appoint Mr. Witt as a director of the company and Mr. Witt was so appointed in April 1999.

     Except as described above, there are no arrangements or understandings between any director and any other person pursuant to which he was selected as a director.

DIRECTORS CONTINUING IN OFFICE

     The Class 1 and Class 2 Directors will continue in office following this Annual Meeting, and their terms will expire in 2000 (Class 1) or 2001 (Class 2). The following are brief biographies of each of these directors. You will find information on their holdings of the company's stock in Appendix B.

     RANKO ("RON") CUCUZ is 55 years old. He has been a director of the company since 1992 and his current term as a Class 2 Director expires in 2001. He was elected Chairman of the Board of Directors of the company in July 1996, and has been Chief Executive Officer of the company since October 1992. Mr. Cucuz is also a director of National-Standard Company.

     ANTHONY GRILLO is 43 years old. He has been a director of the company since April 1999 and his current term as a Class 1 Director expires in 2000. Mr. Grillo is a Senior Managing Director of JLL, which he joined in January 1999. From January 1991 to December 1998, he was a Senior Managing Director at the Blackstone Group, an investment banking firm. Mr. Grillo is also a director of Lancer Industries Inc.

     ANDREW R. HEYER is 41 years old. He has been a director of the company since April 1997 and his current term as a Class 2 Director expires in 2001. Mr. Heyer has been a Managing Director and co-head of the High Yield Group of CIBC Oppenheimer Corp. since August 1995. From February 1990 until July 1995, Mr. Heyer was a founder and the Managing Director of The Argosy Group, an investment banking firm. Mr. Heyer is Chairman of the Board of Hain Food Group, Inc. and a director of Niagara Corporation, Argosy Heating Partners, Inc., Argosy Investment Corporation, Lancer Industries Inc. and a member of the Investment Committee of Caravelle Advisors, L.L.C.

     HORST KUKWA-LEMMERZ is 56 years old. He has been a director of the company since June 1997 and his current term as a Class 1 Director expires in 2000. He was appointed to his present position as Vice Chairman of the company's Board of Directors and Chairman of the Board of Directors of HLI (Europe), Ltd. upon consummation of the Lemmerz Acquisition in June 1997. Mr Kukwa-Lemmerz is also the president, chief executive officer and a director of Port Armor Investment and Development, Inc. and H.K.L., L.L.C.

     JEFFREY LIGHTCAP is 40 years old. He has been a director of the company since October 1997 and his current term as a Class 1 Director expires in 2000. He has been a Senior Managing Director of JLL since June 1997. From February 1993 until May 1997, Mr. Lightcap was employed by Merrill Lynch & Co., an investment banking firm, first as a Director and then, commencing in 1994, as a Managing Director. Mr. Lightcap is also a director of New World Pasta Company and Jackson Automotive Group, Inc.

     RAY H. WITT is 70 years old. He has been a director of the company since April 1999 and his current term as a Class 2 Director expires in 2001. Mr. Witt is currently Chairman of the Board of Directors of CMI-Management Services, Inc. and a director of Atchison Casting Corporation. Mr. Witt was the principal shareholder and Chairman of the Board of Directors of CMI for at least five years prior to the acquisition of CMI by the company in February 1999.

     DAVID YING is 44 years old. He has been a director of the company since June 1997 and his current term as a Class 2 Director expires in 2001. Mr. Ying has been a Senior Managing Director of JLL since June 1997. From January 1993 until May 1997, Mr. Ying was a Managing Director of Donaldson Lufkin & Jenrette, an investment banking firm. Mr. Ying is also a director of Fairfield Manufacturing Co., Inc, New World Pasta Company and Jackson Automotive Group, Inc.

DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors met eight times and took action by unanimous consent two times during fiscal year 1998. Of the total number of Board meetings and meetings of Board committees held in fiscal year 1998, each current director (other than Mr. Ying) attended at least 75% of such meetings held during the period in which he served as a director or member of such committee. The Board of Directors has established a standing Audit Committee, Compensation Committee and Executive Committee, which are the only committees of the Board of Directors. The membership and functions of the standing committees of the Board of Directors are as follows:

     Executive Committee: The Board of Directors has an Executive Committee, consisting of Messrs. Cucuz, Kukwa-Lemmerz and Ying. The Executive Committee did not meet during fiscal year 1998. The duties of the Executive Committee generally are to:

        - review and monitor the financial results of the company in comparison to the business plans and budgets approved by the Board of Directors,

        - determine and make recommendations on questions of general policy with regard to the business of the company, and

        - perform and exercise such other powers as may be lawfully delegated to the Executive Committee by the Board of Directors, not in conflict with the specific powers conferred by the Board of Directors upon any other committee.

     Audit Committee: The Board of Directors has an Audit Committee, consisting of Messrs. Christophe and Rodewig. During fiscal year 1998, the Audit Committee met three times. The duties of the Audit Committee generally are to:

        - review the scope and results of the annual audit of the company's financial statements with the company's independent auditors,

        - review the company's financial condition and results of operations with management and the company's independent auditors,

        - consider the adequacy of the internal accounting and control procedures of the company,

        - review any non-audit services and special engagements to be performed by the company's independent auditors and consider the effect of such performance on the auditors' independence,

        - periodically review the company's environmental compliance and litigation matters,

        - review the terms of all material transactions and arrangements between the company and its affiliates, and

        - recommend to the Board of Directors the firm to be selected as independent auditor of the company's financial statements and to perform services related to the completion of such audit.

     Compensation Committee: The Board of Directors has a Compensation Committee, consisting of Messrs. Christophe, Levy and Rodewig. In addition, Messrs. Cucuz and Kukwa-Lemmerz serve as nonvoting members of the Compensation Committee. During fiscal year 1998, the Compensation Committee met five times. The duties of the Compensation Committee generally are to:

        - review and make recommendations to the Board of Directors as to compensation and other terms and conditions of employment of officers of the company,

        - administer the company's benefit plans for officers of the company, including any stock option plans, share-price related incentive plans, and long-term incentive plans,

        - make recommendations to the Board of Directors as to termination settlements for officers of the company,

        - plan for succession of officers of the company, and

        - review requests by officers of the company to join the Board of Directors of any entity not affiliated with the company.

DIRECTOR COMPENSATION

     The independent directors of the company receive an annual retainer of $20,000, a fee of $1,000 for each Board or committee meeting attended, an annual stock gift of 250 shares of Common Stock and are reimbursed for expenses incurred in attending Board and/or committee meetings. Independent directors are directors who are not company employees and who are not affiliated with any of the New Investors or the Lemmerz Shareholders. The independent directors are Messrs. Rodewig and Witt, but during fiscal year 1998, only Mr. Rodewig received compensation as a director because Mr. Witt was not elected until April 1999. No other director of the company receives any payment for his participation as a director or member of a committee of the Board.

     Mr. Kukwa-Lemmerz is a designee on the Board of Directors of the Lemmerz Shareholders, who own an aggregate of five million shares of Common Stock. In connection with the Lemmerz Acquisition, Mr. Kukwa-Lemmerz was elected as (i) Vice Chairman of the company's Board of Directors, (ii) a member of the Executive Committee and a nonvoting member of the Compensation Committee, and
(iii) Chairman of the Board of the company's subsidiary, HLI (Europe) Ltd. The company also entered into consulting agreements (the "Consulting Agreements") with Mr. Kukwa-Lemmerz and an affiliate of Mr. Kukwa-Lemmerz pursuant to which, among other things, (i) Mr. Kukwa-Lemmerz retired from all positions held with Lemmerz and its subsidiaries, (ii) the company agreed to pay Mr. Kukwa-Lemmerz and his affiliate an aggregate of $500,000 annually during the five-year period for which consulting services will be provided, and (iii) the company granted Mr. Kukwa-Lemmerz and his affiliate options to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $16 per share, such options to become exercisable at the rate of 20% annually on June 30, 1998 and each June 30th thereafter during the term of the Consulting Agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors are Messrs. Christophe, Levy and Rodewig. In addition, Messrs. Cucuz and Kukwa-Lemmerz are non-voting members of the Compensation Committee. On June 30, 1997, the company consummated the Lemmerz Acquisition in which the Lemmerz Shareholders, including Mr. Kukwa-Lemmerz, received $200 million in cash and five million shares of Series A Preferred Stock (which were subsequently converted into five million shares of Common Stock). In addition, in connection with the Lemmerz Acquisition, the company entered into the Consulting Agreements with Mr. Kukwa-Lemmerz and an affiliate of Mr. Kukwa-Lemmerz. See "Director Compensation."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the company's directors and certain officers to file with the United States Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") initial reports of ownership and reports of changes in ownership of the company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the company. These filing requirements also apply to holders of more than ten percent of the company's Common Stock. To the company's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the company during fiscal year 1998, or written representations from certain reporting persons that no Forms 5 were required for those persons, all Section 16(a) filing requirements applicable to the company's officers and directors and beneficial owners of more than 10% of the Common Stock were complied with on a timely basis.

                             EXECUTIVE COMPENSATION

     This section provides summary information regarding the compensation of Ranko Cucuz, Chief Executive Officer, and the four most highly compensated officers other than Mr. Cucuz: Giancarlo Dallera, Vice President -- President, European Aluminum Wheels; Klaus Junger, Vice President -- President, European Fabricated Wheels; Daniel M. Sandberg, Vice President -- President, Automotive Brakes and Secretary; and William D. Shovers, Vice President -- Finance and Chief Financial Officer (collectively, the "Named Executive Officers"). This section also includes a report of the board's Compensation Committee, which discusses the general compensation principles used by the committee, as well as the specific factors used to determine Mr. Cucuz's compensation.

SALARY AND BONUS

     The Named Executive Officers had their salaries reviewed and increased in fiscal year 1998. This is consistent with the company's compensation principles for executive officers, since their salaries were last reviewed in fiscal year 1997. The Named Executive Officers also received bonuses for fiscal year 1998. You will find additional information regarding the salaries and bonuses of the Named Executive Officers in Appendix C.

STOCK OPTIONS

     None of the Named Executive Officers received stock options during fiscal year 1998. You will find additional information regarding stock options held by the Named Executive Officers in Appendix C.

OTHER COMPENSATION AND BENEFITS

     The Named Executive Officers receive medical, group life insurance and other benefits (including matching contributions under the company's 401(k) plan) that are available generally to all of the company's salaried employees. The Named Executive Officers based in the United States participate in the company's salaried employees pension plan, which is qualified under Section 401(a) of the Internal Revenue Code and receive certain other perquisites and they also participate in the company's supplemental employee retirement plan (which is not qualified under Section 401(a) of the Internal Revenue Code). You will find additional information regarding other compensation and benefits of the Named Executive Officers in Appendix C.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors submits the following report on executive compensation for fiscal year 1998:

          This report provides an overview of the company's compensation philosophy and executive compensation programs. It also discusses compensation-related decisions in general, and specifically those relating to the company's Chief Executive Officer, for fiscal year 1998.

     THE ROLE OF THE COMPENSATION COMMITTEE

          The Compensation Committee of the Board of Directors is responsible for all matters relating to the compensation of the executive officers of the company. It carries out these responsibilities by reviewing all executive compensation and benefit plans, administering the company's stock option and other long-term incentive plans and overseeing succession planning. To comply with regulations of the SEC and to separate members of management more completely from compensation decisions, only non-management directors are eligible to serve as voting members of the Compensation Committee (Messrs. Cucuz and Kukwa-Lemmerz serve as non-voting members of the Compensation Committee).

     OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

          The company's executive compensation programs have been designed to support the company's goal of enhancing stockholder value by providing incentives that will attract, reward and retain highly qualified executives critical to the long-term success of the company. The company's policy is to establish overall compensation at median competitive levels. Median competitive levels are determined by an independent consulting firm (in fiscal year 1998, such consulting firm was Mercer & Associates), utilizing several widely used published compensation surveys. These surveys included several hundred companies, but the methodology under which compensation was determined focused on compensation level data from approximately 25 companies in the automotive supply industry (the "Comparison Group"). However, as a result of the relationship between executive compensation and corporate performance, the company's executives may be paid more or less in any particular year than the executives of companies included in the Comparison Group, depending on the company's performance. The companies in the Comparison Group are not the same as those in the peer group utilized in preparing the Peer Group Index (see "Stock Performance Graph") because the Compensation Committee's independent consultant uses surveys of publicly traded and privately owed companies in the automotive industry to determine median compensation levels, whereas the Peer Group Index has been chosen by the company to reflect publicly traded automotive parts and accessories suppliers. The Compensation Committee believes that it would not be practicable to prepare a compensation survey of the companies included only in the Peer Group Index.

          Following research and assistance from the independent consultant, the Compensation Committee has determined to structure the company's short-term and long-term incentive compensation plans to emphasize corporate financial performance which the Compensation Committee believes will enhance stockholder value. To implement this approach, commencing in fiscal year 1993, the company has utilized a compensation plan for its executive officers which comprises an annual performance plan for its executive officers, with earned short-term incentive awards being paid out in cash (subject to maximum annual payouts) plus a stock-based incentive compensation program under the company's stock option plans.

     AN OVERVIEW OF THE COMPANY'S EXECUTIVE COMPENSATION PLAN

          The company's executive compensation programs have three components: base salary, annual incentive and long-term incentive. A discussion of the Compensation Committee's decisions regarding executive compensation and an overview of its various elements are presented below.

     BASE SALARY PROGRAM

          The company's base salary program is intended to provide base salary ranges that reflect the median salary levels of the Comparison Group. Base salaries are periodically adjusted to reflect each executive's performance and contribution to the overall financial results of the company, the executive's length of service with the company and changes in median salary levels of the Comparison Group. The Compensation Committee, based upon research and advice provided by its independent consultant, annually reviews and compares each executive's salary level against comparable executives' positions in the Comparison Group.

     ANNUAL PERFORMANCE PLAN

          The fiscal year 1998 annual performance plan (the "Annual Performance Plan") provided competitive variable pay opportunities to executive officers based upon the achievement of established targets based on the company's earnings before interest and taxes ("EBIT"), the company's cash flow and the achievement of certain personal objectives by the executive. In addition, with respect to those officers who are responsible for the performance of the particular business units of the company, their bonuses are also based upon the achievement of certain EBIT and cash flow targets for their respective business units. Thus, annual incentive compensation is determined by the degree to which the company and, for certain officers, the business units, achieve the annual EBIT and cash flow targets established by the Compensation Committee and by the degree to which each individual officer achieves his personal objectives. The aggregate bonus amount in fiscal year 1998 was established as a percentage of base salary, which was 60% for all executive officers, except Mr. Cucuz, the Chief Executive Officer, whose percentage was 100%.

          If the EBIT and cash flow targets are met and the personal objectives are achieved, 100% of the normative bonus percentage is paid. If certain minimum EBIT and cash flow targets are met (set at 75% of each such target), but either of such amounts is less than the targeted amounts, or if the individual performance objectives are not fully realized, the amount paid for each component of the Annual Performance Plan which is not fully achieved will be proportionally less than the normative amount. Similarly, if either the EBIT or cash flow performance exceeds the EBIT or cash flow targets, respectively, the amount of the bonus attributable to such component of the Annual Performance Plan will be proportionally more than the normative amount, up to a aggregate maximum of twice the normative amount. Notwithstanding the foregoing, if the minimum cash flow target is not met, no bonus is paid, even if the EBIT target and personal objectives are achieved. The performance-based component may result in higher than competitive compensation for superior EBIT and cash flow performance or lower than competitive compensation for performance not reaching the EBIT or cash flow targets.

     LONG-TERM INCENTIVE PLAN

          In the fiscal year ended January 31, 1997 ("fiscal year 1996"), in connection with the Motor Wheel Transactions, the Compensation Committee approved stock option grants to the executive officers of the company under the 1996 Stock Option Plan (the "1996 Plan"), which option grants were significantly larger than those granted to the executive officers in prior years. The options granted in fiscal year 1996 under the 1996 Plan are divided into five tranches (each, a "Tranche") of an equal number of options. The options in each such Tranche vest (i.e., become exercisable by the optionee) only when both a time condition and a stock performance condition tied to the price of the company's Common Stock have been met. These time and performance conditions for such vesting are intended to ensure that the stockholders of the company receive a significant return on their investment before the optionees realize a financial gain therefrom. Subsequent stock options granted in the Lemmerz Transaction, and thereafter, are similarly structured, but with different Tranches.

          The Compensation Committee believes that the option grants under the 1996 Plan, including the terms thereof which cause such options to vest progressively as certain price and time conditions are met, will align the interests of the company's executive officers with those of the stockholders of the company by creating a long-term incentive for such officers to achieve corporate performance which also enhances stockholder value. As a result, and because of the size and significance of the option grants made in fiscal year 1996, the Compensation Committee elected not to grant any additional stock options in fiscal year 1998 to the company's executive officers (except to those executive officers who were promoted into their positions as executive officers during fiscal year 1998).

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

          Section 162(m) of the Internal Revenue Code of 1986, as amended, effective for years beginning after 1993, generally limits to $1,000,000 the amounts deductible by a public company in respect of annual compensation paid to a "covered employee" (i.e., the chief executive officer and the four other most highly compensated executive officers of the company), including, unless an exception applies, compensation otherwise deductible upon the exercise of compensatory options. Qualifying performance-based compensation and compensation, including stock options, that meets other exceptions to the general limitation will not be subject to the limitation. The company's Annual Performance Plan meets the foregoing requirements and was approved at the 1998 Annual Meeting of Stockholders. Accordingly, all compensation payable under the Annual Performance Plan is deductible by the company.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

          Fiscal year 1998 was a year of continued progress and growth for the company, most notably the acquisition of CMI (which closed in fiscal year
     1999), five other global acquisitions and the continued integration into the company of the operations of Lemmerz and Motor Wheel. Based upon the contributions made by Mr. Cucuz to these matters, as well as certain other considerations, the Compensation Committee approved an increase in Mr. Cucuz's base salary for fiscal year 1998 from $550,000 to $600,000 per year. In addition, the Compensation Committee continued the rate of normative bonus compensation for Mr. Cucuz under the Annual Performance Plan of 100% of his base salary, which is a higher rate than for the other executive officers.
                                          /s/ Paul S. Levy, Chairman
                                          /s/ Cleveland A. Christophe
                                          /s/ John S. Rodewig

                                 OTHER MATTERS

AVAILABLE INFORMATION

     The company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by the company with the SEC can be inspected and copied at prescribed rates at the following facilities of the SEC: 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information. In addition, such materials may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10012.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The company hereby incorporates by reference pursuant to the Exchange Act the company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999 as filed with the SEC.

     All documents and reports filed by the company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the Annual Meeting shall be deemed to be incorporated by reference into this proxy statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

     The company will provide without charge to each person, including any beneficial owner, to whom a copy of this proxy statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the company, 38481 Huron River Drive, Romulus, Michigan 48174, Attention: Director of Investor Relations, telephone (313) 941-2000. These documents are also available in the investor information section of the company's home page on the World Wide Web (www.hayes-lemmerz.com).

     By order of the Board of Directors,
                                          Daniel M. Sandberg

                                          Daniel M. Sandberg
                                          Secretary

                                          Romulus, Michigan
                                          May 12, 1999

                                   APPENDIX A
                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the company's Common Stock for the period from July 2, 1996 (the effective date of the Motor Wheel Transactions, on which date the company's Common Stock was recapitalized) through January 31, 1999 with (i) the cumulative total return on The NASDAQ National Market System market index through December 17, 1997 (the date on which the company's Common Stock ceased trading on the NASDAQ National Market System) and the NYSE market index from and after December 18, 1997 (the date on which the company's Common Stock commenced trading on the NYSE) (collectively "Market Index") and (ii) the cumulative total return of an industry peer group composed of automotive parts and accessories suppliers ("Peer Group Index") for the same period. In accordance with the rules of the SEC, the graph assumes an investment of $100 on July 2, 1996 in each of the Common Stock, the stocks comprising the Market Index and the stocks comprising the Peer Group Index, and assumes that all dividends were reinvested.
                            Stock Performance Graph

--------------------------------------------------------------------------------------------------------------------------
                                            7/2/96   7/31/96   10/31/96   1/31/97   4/30/97   7/31/97   10/31/97   1/30/98
--------------------------------------------------------------------------------------------------------------------------
 HAYES LEMMERZ INTERNATIONAL, INC.          100.00    97.94     109.47    133.33    151.44    204.12     222.22    157.23
--------------------------------------------------------------------------------------------------------------------------
 PEER GROUP INDEX                           100.00    94.99     101.13    111.09    113.43    137.51     142.58    135.71
--------------------------------------------------------------------------------------------------------------------------
 MARKET INDEX                               100.00    91.57     101.85    115.82    105.79    134.00     134.40    136.90
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------  ------------------------------------------
                                            4/30/98   7/31/98   10/31/98   1/31/99
------------------------------------------
 HAYES LEMMERZ INTERNATIONAL, INC.          253.08    239.92     176.54    216.00
------------------------------------------
 PEER GROUP INDEX                           154.83    138.79     130.09    137.08
------------------------------------------
 MARKET INDEX                               155.16    152.08     147.65    164.41
------------------------------------------

     Data respecting the following Companies was utilized in calculating the Peer Group Index in the table above:

Aftermarket Tech Corp.                    Simpson Industries Inc.
American Axle & Manufacturing Inc.        Smith AO Corp.
Amerigon Inc.                             SPX Corp.
Arvin Industries Inc.                     Standard Motor Products
Asha Corp.                                Standard Products Co.
Autocam Corporation                       Stoneridge Inc.
Autoliv Inc.                              Strattec Security CP
Barnes Group Inc.                         Superior Industries International
Bonded Motors Inc.                        T.J.T. Inc.
Borg Warner Automotive                    Tesma International
Clarcor Inc.                              Top Source Technologies
Collins Industries Inc.                   Transpro Inc.
Colonel's International Inc.              TRW Inc.
Consulier Engineering                     U.S. Automotive Manufacturing Inc.
Dana Corp.                                Universal Manufacturing
Decoma International Inc.                 Unova Inc.
Delco Remy International Inc.             Walbro Corp.
Desc S.A. De Cv Adr                       Westcast Industries Inc.
Detroit Diesel Corp.                      Westinghouse Air Brake
Donaldson Co. Inc.                        Williams Controls Inc.
Durakon Industries Inc.                   Wynn's International Inc.
Eaton Corp.
Edelbrock Corp.
Federal-Mogul Corp.
Gentex Corp.
Glas-Aire Industries Grp.
Hastings Manufacturing
Hilite Industries Inc.
IMPCO Technologies Inc.
ITT Industries Inc.
Jason Inc.
Johnson Controls Inc.
Kroll-O'Gara Company (The)
Lund International Holdings
Magna International Inc.
Mascotech Inc.
Meritor Automotive Inc.
Modine Manufacturing Co.
Motorcar Parts & Accessories
Noble International Ltd.
OEA Inc.
Orbital Engine Cp Ltd.
R&B Inc.
Safety Components Int.

                                   APPENDIX B

                                 STOCKHOLDINGS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     This Appendix B contains stockholding information for persons known to the company to own five percent or more of the company's Common Stock, the nominees for election as directors, the directors continuing in office, and the company's executive officers.

     Ownership of the company's Common Stock is shown in terms of "beneficial ownership." A person generally "beneficially owns" shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

     In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him. Shares shown as beneficially owned by the company's executive officers include shares that they have the right to acquire by exercising options on or before 60 days from the Record Date. The percentages shown in this proxy statement compare the person's beneficially owned shares with the total number of shares of the company's Common Stock outstanding on May 10, 1999 (30,333,455 shares).

     As of the Record Date, the outstanding Common Stock was held by approximately 112 stockholders of record.

                                                                          PERCENT OF    PERCENTAGE OF
                                                                         OWNERSHIP OF   OWNERSHIP OF
                                                                          SHARES OF       SHARES OF
                                                                         COMMON STOCK   COMMON STOCK
            NAME AND ADDRESS               SHARES OF                      (EXCLUDING     (INCLUDING
          OF BENEFICIAL OWNER             COMMON STOCK     WARRANTS(1)   WARRANTS)(2)   WARRANTS)(3)
          -------------------             ------------     -----------   ------------   -------------
Joseph Littlejohn & Levy Fund II,
  L.P...................................    9,634,176       1,825,376        31.8%           34.8%
450 Lexington Avenue
Suite 3350
New York, New York 10017

Marianne Lemmerz........................    3,000,002              --         9.9%            9.1%
Ladestrasse
D-53639 Konigswinter
Germany

TSG Capital Fund II, L.P................    2,812,500          67,500         9.3%            8.8%
177 Broad Street
12th Floor
Stamford, Connecticut 06901

CIBC WG Argosy Merchant Fund 2, L.L.C...    2,500,000(4)       60,000         8.2%            7.8%
425 Lexington Avenue, Third Floor
New York, New York 10017

Horst Kukwa-Lemmerz.....................    1,825,000(5)           --         6.0%            5.5%
Ladestrasse
D-53639 Konigswinter
Germany

-------------------------
(1) Each Warrant allows the holder thereof to acquire one share of Common Stock for a purchase price of $24.00. The Warrants are exercisable from July 2, 2000 through July 2, 2003.

(2) Excludes options to purchase Common Stock held by certain officers and directors of the company and also excludes Warrants to purchase 2,600,000 shares of Common Stock.

(3) Excludes options to purchase Common Stock held by certain officers and directors of the company, but includes Warrants to purchase 2,600,000 shares of Common Stock.

(4) All of the shares of Common Stock owned by Argosy are Nonvoting Common Stock. Does not include 713,000 shares (2.3% of the Common Stock) owned by CIBC Oppenheimer Corp., an affiliate of Argosy; Argosy disclaims beneficial ownership of all such shares.

(5) Consists of 1,800,000 shares of Common Stock owned by Mr. Kukwa-Lemmerz and an affiliated entity which he controls and 25,000 shares of Common Stock owned by Renate Kukwa-Lemmerz, his wife. Such shares represent 6.0% of the outstanding Common Stock. In addition, Mr. Kukwa-Lemmerz is the trustee of a trust established by Marianne Lemmerz for the benefit of her grandchildren, which trust owns 199,998 shares (less than 1%) of Common Stock. Mr. Kukwa-Lemmerz disclaims beneficial ownership of all shares of Common Stock owned by his wife and such trust.

SECURITY OWNERSHIP OF MANAGEMENT AND THE BOARD OF DIRECTORS

     The following table sets forth, as of the Record Date, without giving effect to the Warrants, the beneficial ownership of the company's Common Stock by each of the Directors and the Named Executive Officers of the company and by the Directors and executive officers of the company as a group:

                  NAME OF BENEFICIAL OWNER                    NUMBER OF SHARES (1)(2)
                  ------------------------                    -----------------------
Cucuz, Ranko                                                           412,802
Dallera, Giancarlo                                                     101,800
Junger, Klaus                                                           15,208
Sandberg, Daniel M.                                                     60,761
Shovers, William D.                                                    119,554
Christophe, Cleveland A.(3)                                                 --
Grillo, Anthony(4)                                                   9,634,176
Heyer, Andrew R.(5)                                                         --
Kukwa-Lemmerz, Horst(6)                                              1,825,000
Levy, Paul S.(4)                                                     9,634,176
Lightcap, Jeffrey(4)                                                 9,634,176
Meilicke, Wienand                                                          200
Rodewig, John S.                                                         1,310
Witt, Ray H.                                                             5,000
Ying, David Y.(4)                                                    9,644,936
All directors and executive officers as a group (22 persons)        12,457,291

-------------------------
(1) Includes the following shares of Common Stock issuable upon the exercise of options granted under the company's 1992 Stock Incentive Plan (the "1992 Plan") and the 1996 Plan which are exercisable within 60 days of the Record Date (assuming that no additional options vest during that period) and shares of Common Stock purchased under the company's 401(k) plan:

                                                                 ISSUABLE UPON
                                              ISSUABLE UPON       EXERCISE OF
                                           EXERCISE OF OPTIONS      OPTIONS         PURCHASED
                                              GRANTED UNDER      GRANTED UNDER        UNDER
                  NAME                          1992 PLAN          1996 PLAN       401(K) PLAN
                  ----                     -------------------   -------------   ---------------
Cucuz, Ranko                                     180,300            182,503           1,289
Dallera, Giancarlo                                65,300             36,500              --
Junger, Klaus                                         --             15,208              --
Sandberg, Daniel M.                               26,000             30,417             244
Shovers, William D.                               62,000             36,500              --
All directors and officers as a Group            414,800            471,461           6,294

-------------------------
(2) In each case, except as to Messrs. Kukwa-Lemmerz, Grillo, Levy, Lightcap and Ying and "all directors and executive officers as a group," less than 1% of the outstanding shares of Common Stock.

(3) Mr. Christophe is associated with TSG, which owns 9.3% of the Common Stock of the company; he disclaims any beneficial ownership of such Common Stock.

(4) Messrs. Grillo, Levy, Lightcap and Ying are all associated with JLL Fund II, which owns 31.8% of the Common Stock of the company. Messrs. Grillo, Levy, Lightcap and Ying are general partners of JLL Associates II, L.P., the general partner of JLL Fund II, and, as a result, each of them may be deemed to beneficially own all of the shares of Common Stock of JLL Fund II. In addition, Mr. Ying owns individually 10,760 shares of Common Stock.

(5) Mr. Heyer is associated with Argosy, which owns 8.2% of the Common Stock of the company (all of which shares are Nonvoting Common Stock), and CIBC Oppenheimer Corp., which owns 2.3% of the Common Stock of the company; he disclaims any beneficial ownership of all such Common Stock.

(6) Consists of 1,800,000 shares of Common Stock owned by Mr. Kukwa-Lemmerz and 25,000 shares of Common Stock owned by Renate Kukwa-Lemmerz, his wife. Such shares represent 6.0% of the outstanding Common Stock. In addition, Mr. Kukwa-Lemmerz is the trustee of a trust established by Marianne Lemmerz for the benefit of her grandchildren, which trust owns 199,998 shares of Common Stock. Mr. Kukwa-Lemmerz disclaims beneficial ownership of all shares of Common Stock owned by his wife and such trust.

     As of the Record Date, all Directors and executive officers of the company as a group may be deemed beneficially to own approximately 41.1% of the outstanding Common Stock.

                                   APPENDIX C

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION FOR FISCAL YEAR 1998

     The following summary compensation table sets forth certain information concerning compensation for services in all capacities awarded to, earned by or paid to the company's Named Executive Officers for fiscal year 1998, fiscal year 1997 and fiscal year 1996.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                         ANNUAL COMPENSATION                COMPENSATION
                                   --------------------------------  ---------------------------
                                                                           AWARDS        PAYOUTS
                                                       OTHER ANNUAL      SECURITIES       LTIP     ALL OTHER
                          FISCAL   SALARY     BONUS    COMPENSATION      UNDERLYING      PAYOUTS  COMPENSATION
                           YEAR      ($)       ($)         ($)            OPTIONS          ($)       ($)(1)
                           -----   -------   -------   ------------  ------------------  -------  ------------
Cucuz, Ranko............   1998    579,167   626,640        --               --            --       121,167
Chief Executive
  Officer...............   1997    497,918   774,150
                           1996    389,502   366,076
Dallera, Giancarlo(2)...   1998    266,377   186,381        --               --            --            --
Vice President -........   1997    240,833   220,000
President, European.....   1996    228,000   137,902
Aluminum Wheels
Junger, Klaus(3)........   1998    216,084   185,366        --               --            --            --
Vice President -........   1997     94,248   110,675
President, European
Fabricated Wheels
Sandberg, Daniel
  M.(4).................   1998    236,690   168,269        --               --            --        28,099
Vice President -........   1997    204,585   153,450
President, Automotive...   1996    168,000    88,240
Brakes and Secretary
Shovers, William D......   1998    258,763   150,346        --               --            --        35,803
Vice
  President - Finance...   1997    239,583   208,000
and Chief Financial
  Officer...............   1996    208,667   129,896

-------------------------
(1) For each Named Executive Officer (except Messrs. Dallera and Junger), consists of matching contributions accrued under the company's retirement savings plan and contributions under the company's non-tax qualified supplemental employee retirement plan for the benefit of the company's executive officers based in the United States.

(2) Mr. Dallera's salary is paid in Italian Lire and his bonus is paid in United States Dollars. The U.S. Dollar amount for Mr. Dallera's salary for fiscal year 1998 was calculated using the exchange rate of 1 Lira = 0.0005766 Dollars, which was the average exchange rate of such currency during calendar year 1998.

(3) Mr. Junger's salary and bonus is paid in German Deutschemarks. The U.S. Dollar amount for Mr. Junger's salary and bonus for fiscal year 1998 was calculated using the exchange rate of 1 Deutschemark = 0.5691 Dollars, which was the average exchange rate of such currency during calendar year 1998. Mr. Junger's employment with the company commenced on June 30, 1997 and, accordingly, no compensation information is required for any earlier period.

(4) Mr. Sandberg was appointed to his current position in February 1999. Mr. Sandberg was the company's Vice President -- International Operations, General Counsel and Secretary during all periods for which his compensation is presented.

STOCK OPTIONS GRANTED IN FISCAL YEAR 1998

     There were no grants of stock options or stock appreciation rights during fiscal year 1998 to any of the Named Executive Officers.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1998 AND JANUARY 31, 1999 OPTION VALUE

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by the Named Executive Officers as of January 31, 1999. This table also shows the value on that date of their "in-the-money" options, which is the positive spread between the exercise price of existing stock options and $32.8125 per share (the closing market price of the Common Stock on January 31, 1999). No options were exercised in fiscal year 1998 by any of the Named Executive Officers and no stock appreciation rights have been granted in connection with any stock options.

                                                       NUMBER OF SECURITIES
                                                            UNDERLYING           VALUE OF UNEXERCISED
                                                     UNEXERCISABLE OPTIONS AT    IN-THE-MONEY OPTIONS
                                                         JANUARY 31, 1999         AT JANUARY 31, 1999
                                                           EXERCISABLE/              EXERCISABLE/
                       NAME                               UNEXERCISABLE              UNEXERCISABLE
                       ----                          ------------------------   -----------------------
Cucuz, Ranko.......................................      362,803/577,927        $ 6,356,571/$9,716,398
Dallera, Giancarlo.................................      101,800/115,485        $ 1,876,726/$1,943,273
Junger, Klaus......................................       15,208/106,460        $       12,357/$86,499
Sandberg, Daniel M.................................        56,417/96,323        $ 1,031,851/$1,619,430
Shovers, William D.................................       98,500/115,585        $ 1,789,519/$1,943,273

-------------------------

PENSION PLAN

     The company maintains a defined benefit pension plan covering all persons who were United States salaried employees of the company and its subsidiaries on or before December 31, 1994. Pension income at normal retirement age is calculated by averaging the participant's highest consecutive 60 months of compensation out of the final 120 months of compensation and providing 1% of the first $7,800 thereof and 1 1/3% of the remainder for each of the first 30 years of service, and 1/2% and 2/3% of such compensation, respectively, for each of the next 10 years of service. Benefits under the company's pension plan are limited by restrictions imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Prior to the company's initial public offering in December 1992 (the "IPO"), the eligible United States salaried employees of the company participated in a pension plan sponsored by K-H Corporation ("K-H"), which at the time was the parent corporation of the company. In connection with the IPO, K-H transferred the assets and liabilities of its plan relating to participants employed in the company's wheel business to the company's pension plan, in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. Effective January 1, 1995, (1) certain provisions of the plan that had frozen final average compensation for purposes of the plan as of December 31, 1991, were rescinded, (2) no new participants may enter the plan and (3) for purposes of calculating benefits payable under the plan, no additional service may be credited under the plan; however, service continues to be credited under the plan for vesting purposes and to determine eligibility for retirement benefits under the plan. In addition, increases in compensation will be recognized under the plan for purposes of determining pensions.

     The following table illustrates the annual pension benefits payable from the company's defined benefit pension plan to a person in the specified earnings and years of service classifications at normal retirement date.

                               PENSION PLAN TABLE

                                                               YEARS OF SERVICE
                                           ---------------------------------------------------------
                                             10        15        20        25        30        35
                                             -----   -------   -------   -------   -------   -------
$50,000..................................  $ 6,407   $ 9,610   $12,813   $16,017   $19,220   $20,822
$100,000.................................  $13,073   $19,610   $26,147   $32,683   $39,220   $42,488
$150,000.................................  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155
$200,000.................................  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155
$250,000.................................  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155
$300,000.................................  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155
$350,000.................................  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155
$400,000.................................  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155

     Base salary is the only compensation upon which benefits under this plan are determined.

     Messrs. Cucuz, Sandberg and Shovers are participants in the pension plan described above, and each had covered compensation and credited years of service (which amounts were frozen as of December 31, 1994) as set forth below:

                                                                COVERED      YEARS OF
                                                              COMPENSATION   SERVICE
                                                              ------------   --------
Cucuz, Ranko................................................    $150,000        4
Sandberg, Daniel M..........................................    $150,000        2
Shovers, William D..........................................    $150,000        2

     The covered compensation amounts set forth in the above table differ from the amounts set forth in the Summary Compensation Table because of limitations contained in the Code on compensation permitted to be used for pension plan purposes.

     The Pension Plan Table shows amounts that are payable in the form of a straight-life annuity; such amounts are not subject to offset for Social Security or any other payments.

     Effective January 1, 1995, the company adopted a defined contribution pension plan for its United States salaried employees, under which, the company contributes to a retirement account for each eligible employee 5% of his compensation up to the amount of the Social Security wage base ($68,400 in 1998) plus 8% of his compensation over the amount of the Social Security wage base. Compensation, for purposes of this plan, includes salary, bonus and commissions, but is limited to a maximum of $160,000 under provisions of the Code. The retirement account is invested at the direction and risk of the employee, who is entitled, subject to certain vesting requirements, to the contents of his account when his employment terminates, at retirement or otherwise. The company does not assure the employee of the amount of his retirement benefit or the value of this account at any time.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The company, through its subsidiary, Hayes Lemmerz, S.p.A. ("HLI Italy"), entered into an employment agreement with Mr. Dallera, dated February 1, 1993, as amended on June 6, 1996, that provides for his employment as General Manager of HLI Italy at an initial base salary which automatically increases annually following increases in an index commonly used to determine the cost of living increases for senior managers in Italy. For fiscal year 1998, Mr. Dallera's base salary was $266,377 (translated from Italian lire at the exchange rate of 1 lira = 0.0005766 US Dollars). Under this agreement, Mr. Dallera is entitled to all HLI Italy employee benefits; his annual bonus, however, is paid under the Annual Performance Plan and based upon the criteria established for the other executive officers of the company. The agreement expires by its terms on December 31, 2003, or in the event of Mr. Dallera's death.

     On September 25, 1997, the company, through its subsidiary, Hayes Lemmerz Holding GmbH ("HLH"), entered into a managing director's service agreement with Klaus Junger, the company's Vice President -- President, European Fabricated Wheels, that provides for his employment as Managing Director of HLH at an initial base salary which is to be reviewed and adjusted annually based upon market conditions and the performance of the company, HLH and Mr. Junger. For fiscal year 1998, Mr. Junger's annualized base salary was $216,084 (translated from German Deutschemarks at the exchange rate of 1 Deutschemark = 0.5691 US Dollars). Under this agreement, Mr. Junger is entitled to all HLH employee benefits; his annual bonus, however, is paid under the Annual Performance Plan and based upon the criteria established for the other executive officers of the company. The agreement may be terminated at any time by either party upon six months prior written notice.

     The company entered into separate agreements (the "Company Severance Agreements") with nine executive officers and three other employees of the company (the "Covered Individuals"), including Messrs. Cucuz, Dallera, Sandberg and Shovers on or about November 6, 1995, pursuant to which, upon a change of control of the company (as defined therein), each Covered Individual is entitled to an immediate payment of all earned but unpaid compensation, including any unpaid bonuses for previous fiscal years and a pro rata bonus payment for the current fiscal year under any bonus plan for which he is then eligible.

     In addition, the Company Severance Agreements provide that each Covered Individual whose employment with the company is terminated (i) by the company upon a change of control or in anticipation of a change of control, (ii) by the company, other than for cause or as a result of death or disability, within three years following a change of control, or (iii) voluntarily by such Covered Individual, within three years following a change of control because of a change in the material terms of his employment, is entitled to a lump sum cash payment in the aggregate amount of: (a) earned but unpaid compensation, less any payment previously made in respect of such amount, (b) the product of the individual's Highest Compensation (as defined in the Company Severance Agreements), his highest normative bonus percentage in the immediately preceding three fiscal years and the fraction of the current fiscal year expired at the time of such termination, less any payments previously made in respect of such amounts upon such change of control, (c) up to three times the sum of (x) the individual's Highest Compensation and (y) the product of his Highest Compensation and his highest normative bonus percentage in the immediately preceding three fiscal years, (d) up to 60% of a Covered Individual's Highest Compensation and (e) an amount equal to any accrued but unvested account balances as of the date of termination and the actuarial present value of any accrued but unvested benefits other than account balances that as a result of termination are forfeited under any qualified or nonqualified company retirement or pension plan. The Company Severance Agreements also provide that the Covered Individuals are entitled to have the company (i) continue for up to three years all welfare benefit programs, such as medical and life, provided by the company and its affiliated companies, (ii) pay or provide any other amounts incurred prior to the date of termination, or benefits required or permitted under any program or agreement of the company, (iii) provide the title to or use of a company automobile and (iv) provide key executive level outplacement services.

     The Company Severance Agreements also contain provisions regarding termination of employment upon disability, death, and other certain circumstances. In addition, if any payments or benefits paid to the Covered Individuals under the Company Severance Agreements or any other plan, arrangement or agreement with the company are subject to the federal excise tax on excess parachute payments or any similar state or local tax, or any interest or penalties are incurred with respect thereto, the company will pay to the Covered Individuals an additional amount so that the net amount retained by the Covered Individuals after deduction or payment of those taxes will be as if no such tax, interest or penalty were imposed.

CERTAIN RELATED TRANSACTIONS

     Mr. Dallera is the President of Cromodora Wheels S.p.A. ("Cromodora"). Prior to June 6, 1996, the company's subsidiary, Hayes Lemmerz S.p.A., was a 30% stockholder in Cromodora and Mr. Dallera was a 35% stockholder in Cromodora. On June 6, 1996, Hayes Lemmerz S.p.A. sold one-third of its equity interest in Cromodora to Cromodora and two-thirds of its equity interest in Cromodora to Mr. Dallera. The sale price for the company's equity interest in Cromodora was an aggregate of approximately $1,437,000, which amount was offset by the company's agreement to pay Cromodora and Mr. Dallera approximately $562,000 for a five year non-competition agreement with the company, resulting in net sale proceeds to the company of approximately $875,000. This sale price was established based upon an appraisal of Cromodora performed by KPMG, the company's independent public accountants. In connection with this transaction, Mr. Dallera agreed to extend the term of his employment agreement with the company so that it will not expire until December 31, 2003 (previously, the expiration date was April 30, 1998).

     The company manufactures and sells castings to Cromodora on a cost-plus basis, licenses certain aluminum wheel technology from Cromodora and provides certain marketing services to Cromodora relating to such technology. The company does not believe that these arrangements have a material effect on the company's operations or financial condition. In addition, for certain tax reasons, Cromodora is the owner of 0.01% of Lemmerz.

                              [HAYES LEMMERZ LOGO]

                       HAYES LEMMERZ INTERNATIONAL, INC.
                            38481 HURON RIVER DRIVE
                            ROMULUS, MICHIGAN 48174

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON THURSDAY, JUNE 17, 1999

The undersigned holder of shares of Common Stock of Hayes Lemmerz International, Inc. hereby appoints Daniel M. Sandberg and Patrick B. Carey, and each of them, with full power of substitution, as proxies to vote all shares owned by the undersigned at the Annual Meeting of Stockholders to be held at The Crowne Plaza, Detroit Metro Airport, 8000 Merriman Road, Romulus, Michigan on Thursday, June 17, 1999 at 10:00 a.m., local time, and any adjournment or postponement thereof. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all powers of said proxies hereunder.

Please mark, date and sign the proxy and return it promptly in the accompanying business reply envelope, which requires no postage if mailed in the United States. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

This Proxy, if signed and returned, will be voted as specified on the reverse side. If no specification is made, your shares will be voted FOR approval of all matters listed on the reverse side of this Proxy Card.

IMPORTANT: PLEASE MARK AND SIGN ON THE REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL MATTERS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.

                               (SEE REVERSE SIDE)

                                                                                [X] PLEASE MARK
                                                                                    YOUR VOTE AS
                                                                                    IN THIS
                                                                                    EXAMPLE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2
                                                             FOR WITHHELD
1.   To elect the following four (4) nominees as Class 3     [ ]    [ ]
directors of the Company, each to serve for a term of
three years: Cleveland A. Christophe, Paul S. Levy,
Wienand Meilicke and John S. Rodewig [Authority to vote
for any of the nominees listed above may be withheld by
striking out the name of such nominee(s).);

                                                             FOR AGAINST ABSTAIN
2.   To ratify the appointment of KPMG LLP                   [ ]   [ ]     [ ]
as the Company's independent auditors for the fiscal
year ending January 31, 2000.

3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.


                                                                                     MARK HERE IF YOU PLAN TO ATTEND    [ ]
                                                                                     MEETING

                                                                                The undersigned acknowledges receipt of the
                                                                                Notice of Annual Meeting of Stockholders to
                                                                                be held on Thursday, June 17, 1999 and the
                                                                                related Proxy Statement.

                                                                                Please sign exactly as name(s) appear hereon.
                                                                                Joint owners should each sign. Executors,
                                                                                administrators, trustees, etc., should give
                                                                                full title as such. If signer is a corporation,
                                                                                please sign full corporate name by duly
                                                                                authorized offer. PLEASE SIGN, DATE AND MAIL
                                                                                THIS PROXY PROMPTLY whether or not you expect
                                                                                to attend the meeting. You may nevertheless
                                                                                vote in person if you do attend.


     Signature(s)____________________________________________________________________          Date___________________